BENEFICIAL BALLOT                                 CUSIPs: [880880AA7, U8813NAA4]


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.

-------------------------------------------------------
TermoEmcali Funding Corp.

                           Debtor.



Tax ID No. 04-3359332

-------------------------------------------------------

                  BENEFICIAL BALLOT FOR ACCEPTING OR REJECTING
              EXCHANGE OFFER AND PREPACKAGED PLAN OF REORGANIZATION
                          OF TERMOEMCALI FUNDING CORP.
               TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                         BALLOT FOR VOTING 10 1/8% NOTES
                        (Class 2: SENIOR SECURED CLAIMS)

            TermoEmcali 10 1/8% Notes Due 2014 (144A) CUSIP 880880AA7 TermoEmcali 10 1/8% Notes Due 2014 (Reg S) CUSIP U8813NAA4

IMPORTANT:  A CHAPTER 11 CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THE
            DISTRIBUTION OF THIS BALLOT. TERMOEMCALI FUNDING CORP. ("FUNDING CORP.") RESERVES THE RIGHT TO USE, PURSUANT TO SECTION 1126 OF THE BANKRUPTCY CODE, ACCEPTANCES RECEIVED PURSUANT TO THIS SOLICITATION, AND ACCEPTANCES RECEIVED FROM OTHER HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE FUNDING CORP.'S PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (THE "PREPACKAGED PLAN"), IN CONNECTION WITH ITS EFFORTS TO CONFIRM THE PREPACKAGED PLAN UNDER SECTION 1128 OF THE BANKRUPTCY CODE IF A CHAPTER 11 CASE IS COMMENCED

--------------------------------------------------------------------------------
THE VOTING DEADLINE BY WHICH THE MASTER BALLOT MUST BE RECEIVED BY BONDHOLDER COMMUNICATIONS GROUP IS 5:00 P.M., EASTERN TIME ON SEPTEMBER 7, 2005 . IF THE MASTER BALLOT IS NOT RECEIVED ON OR BEFORE THE VOTING DEADLINE, THE VOTES REPRESENTED BY YOUR BENEFICIAL BALLOT WILL NOT BE COUNTED.
--------------------------------------------------------------------------------

BENEFICIAL BALLOT                                 CUSIPs: [880880AA7, U8813NAA4]


If you are a beneficial owner of the 10 1/8% Notes (the "10 1/8% Notes") issued by Funding Corp., please use this Ballot to cast your vote to accept or reject
(i) the Prepackaged Plan (attached as Exhibit B to the Disclosure Statement, (as defined below) and the Exchange Offer (as defined below), including the proposed amendments, waivers and terminations of certain agreements related to the 10 1/8% Notes and an authorization and direction to the indenture trustee (the "Authorization and Direction") to execute the amendments, waivers and terminations and to otherwise take such further necessary action to effectuate the exchange offer, including, without limitation, directing the collateral agent to execute certain amendments and to take any such further action necessary on its part to effectuate the terms of the Exchange Offer or Prepackaged Plan; and (ii) the Releases (as defined below), as applicable, with respect to the 10 1/8% Notes as described in the Offering Memorandum / Consent Solicitation / Disclosure Statement proposed by Funding dated August 10, 2005 (the "Disclosure Statement") provided to you. Before you transmit such vote, please review the Disclosure Statement carefully, including the voting procedures explained in Procedures For Tendering Existing Senior Secured Notes And Executing The Paper Ballot.

Exchange Offer:
--------------

Funding Corp is attempting to effectuate a financial restructuring through an exchange offer (together with the amendments, waivers and termination of certain agreements related to the 10 1/8% Notes, the "Exchange Offer") with respect to the 10 1/8% Notes. Obtaining the requisite consent of the holders of the beneficial owners of 10 1/8% Notes to the proposed amendments, waivers and terminations is a condition to the closing of the Exchange Offer. The closing of the Exchange Offer is subject to the satisfaction or waiver of several other conditions, including the tender of 94.5% of the aggregate outstanding principal balance of the 10 1/8% Notes. If the conditions for the closing of the Exchange Offer are not met, Funding Corp. may, in its sole discretion, seek to implement the terms of the exchange offer through the Prepackaged Plan.

Prepackaged Plan:
----------------

The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon all the beneficial owners of 10 1/8% Notes if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class that vote on the Prepackaged Plan, and by the holders of two-thirds in amount of equity security interests in each class that vote on the Prepackaged Plan, and if it otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if it finds that the Prepackaged Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

PLEASE READ AND FOLLOW THE VOTING INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS BENEFICIAL BALLOT, AND RETURN IT SO THAT IT IS RECEIVED ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., EASTERN TIME, ON SEPTEMBER 7, 2005. IF THIS BENEFICIAL BALLOT IS NOT COMPLETED, SIGNED, AND TIMELY RECEIVED, THE VOTES TRANSMITTED BY THIS BENEFICIAL BALLOT WILL NOT BE COUNTED.

--------------------------------------------------------------------------------
                                    IMPORTANT
REVIEW THE ACCOMPANYING DISCLOSURE STATEMENT FOR THE EXCHANGE OFFER AND PREPACKAGED PLAN. BALLOTS WILL NOT BE ACCEPTED BY FACSIMILE TRANSMISSION. DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. THIS BALLOT MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PREPACKAGED PLAN AND EXCHANGE OFFER, INCLUDING THE PROPOSED AMENDMENTS, WAIVERS AND TERMINATIONS, AND THE AUTHORIZATION AND DIRECTION AND RELEASES AS APPLICABLE.
--------------------------------------------------------------------------------

BENEFICIAL BALLOT                                 CUSIPs: [880880AA7, U8813NAA4]


--------------------------------------------------------------------------------
                                   HOW TO VOTE

1. COMPLETE ITEM 1 (if not already filled out by your nominee) AND ITEM 4 (if applicable).

2.       Vote to Accept or Reject (a) the Exchange Offer and Prepackaged Plan in
         ITEM 2 and (b) the Releases in ITEM 3

3.       REVIEW THE CERTIFICATIONS CONTAINED IN ITEM 5.

4.       SIGN THE BALLOT

5 RETURN THE BALLOT IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE (if the enclosed envelope is addressed to your nominee, make sure your nominee receives your Ballot in time to submit it before the Voting Deadline, which is September 8, 2005).

6. YOU WILL RECEIVE A SEPARATE BALLOT FOR EACH ISSUE OF SECURITIES YOU OWN WHICH IS ENTITLED TO BE VOTED UNDER THE PREPACKAGED PLAN.

7. YOU MUST VOTE ALL YOUR 10 1/8% NOTES EITHER TO ACCEPT OR TO REJECT THE EXCHANGE OFFER AND PREPACKAGED PLAN AND MAY NOT SPLIT YOUR VOTE.

         YOU MUST ALSO INDICATE WHETHER YOU AGREE TO GRANT THE RELEASES PROVIDED FOR IN THE PREPACKAGED PLAN, PROVIDED HOWEVER, IF THE EXCHANGE OFFER IS CONSUMMATED, SUCH RELEASES WILL BE DEEMED TO HAVE BEEN GIVEN BY HOLDERS TENDERING THEIR RESPECTIVE NOTES.

--------------------------------------------------------------------------------

BENEFICIAL BALLOT                                 CUSIPs: [880880AA7, U8813NAA4]

Item 1. Principal Amount of 10 1/8% Notes Voted. The undersigned certifies that as of August 10, 2005, the undersigned was either the beneficial owner, or the nominee of a beneficial owner, of 10 1/8% Notes in the following aggregate unpaid principal amount (insert amount in the box below). If your 10 1/8% Notes are held by a nominee on your behalf and you do not know the amount, please contact your nominee immediately.

                         ----------------------------------------------
                               CUSIP             Aggregate Unpaid
                                                Principal Amount
                         ----------------------------------------------
                         880880AA7          $
                         ----------------------------------------------
                         U8813NAA4          $
                         ----------------------------------------------


                         ----------------------------------------------
                             Name of Broker, Nominee or Other Agent

Item 2. Vote. The beneficial owner of the 10 1/8% Notes identified in Item 1 votes as follows (check one box only-if you do not check a box your vote will not be counted):

              |_| to Accept the Exchange Offer and   |_| to Reject the Exchange
              Prepackaged Plan.                      Offer and Prepackaged Plan.


Item 3. RELEASES. Article 10.4 of the Prepackaged Plan(1) provides for certain releases and injunctions, including releases of certain nondebtor entities (collectively, the "Releases") from all claim holders voting to accept the Prepackaged Plan and who check the box below to grant such Releases upon the occurrence of the Effective Date. The beneficial holder of the 10 1/8% Notes identified in Item 1 votes as follows (check one box only):

                     |_| to Grant the Releases.      |_| to Deny the Releases.

Item 4. Identify All Other 10 1/8% Notes Voted. By returning this Ballot, the beneficial owner of the 10 1/8% Notes identified in Item 1 certifies that (a) this Ballot is the only Ballot submitted for the 10 1/8% Notes owned by such beneficial owner, except for the 10 1/8% Notes identified in the following table, (b) all Ballots for 10 1/8% Notes submitted by the beneficial owner indicate the same vote to accept or reject the Exchange Offer and Prepackaged Plan and the Releases that the beneficial owner has indicated in Items 2 and 3 of this Ballot (please use additional sheets of paper if necessary):

            ONLY COMPLETE ITEM 4 IF YOU HAVE SUBMITTED OTHER BALLOTS

        ------------------------------------------------------------------------
            Account Number        Name of                 Principal Amount of
                                  Holder*                Other __% Notes Voted
        ------------------------------------------------------------------------
                                                   $
        ------------------------------------------------------------------------
                                                   $
        ------------------------------------------------------------------------
* Insert your name if the notes are held by you in record name or, if held in street name, insert the name of your broker or bank.


_______________________________
(1) Under the terms of the Exchange Offer, reciprocal releases are automatically deemed granted upon the tendering of the Notes and the consummation of the Exchange Offer.

BENEFICIAL BALLOT                                 CUSIPs: [880880AA7, U8813NAA4]


Item 5. Authorization. By returning this Ballot, the beneficial owner of the 10 1/8% Notes identified below certifies that it (a) has full power and authority to vote to accept or reject the Exchange Offer and the Prepackaged Plan with respect to the 10 1/8% Notes listed in Item 1,
            (b) was the beneficial owner of the 10 1/8% Notes described in Item 1 on August 10, 2005, (c) has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Exchange Offer and Prepackaged Plan is subject to all the terms and conditions set forth in the Disclosure Statement and (d) acknowledges that by checking the box marked "Accept the Releases" and signing the Ballot, the signatory hereby agrees that, if either the Exchange Offer is consummated or the Prepackaged Plan becomes effective, the signatory shall have given the releases as provided in the Prepackaged Plan as of the Closing Date or Effective Date, as the case may be (each as defined in the Disclosure Statement).

                  The Beneficial Owner of the above referenced securities or an authorized agent must provide the information requested below:

                     Name:______________________________________________________
                              (Print or Type)


                     Social Security or Federal Tax I.D. No.: __________________
                                                                 (Optional)

                     Signature:_________________________________________________

                     By:________________________________________________________
                                                  (Please Print)
                     Title:_____________________________________________________
                                              (If Authorized Agent)
                     Street Address:____________________________________________

                     City, State, Zip Code:_____________________________________

                     Telephone Number: (   )____________________________________

                     Date Completed:____________________________________________

No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Prepackaged Plan. This Ballot shall not constitute or be deemed a proof of claim or equity interest or an assertion of a claim or equity interest.

--------------------------------------------------------------------------------
IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT, DISCLOSURE STATEMENT, OR OTHER RELATED MATERIALS, PLEASE CALL BONDHOLDER COMMUNICATIONS GROUP, ATTN: TRINA CALIVERI, AT 1-888-385-2663 or +44 20 7236 0788.
--------------------------------------------------------------------------------